Exhibit 99.1

FOR RELEASE:

SELECT BANCORP ANNOUNCES AGREEMENT

TO PURCHASE TWO YADKIN BANK BRANCHES

DUNN, NC, June 19, 2015 . . . Select Bancorp, Inc. (NASDAQ: SLCT), the holding company for Select Bank & Trust Company (“Select Bank”), announced today that Select Bank has entered into a definitive purchase and assumption agreement pursuant to which the bank will purchase two branches from Yadkin Bank. Terms of the agreement provide for Select Bank to acquire all the real property, equipment, and other selected assets associated with Yadkin Bank’s Morehead City and Leland branches, both located in North Carolina. Select Bank also agreed to assume the majority of deposits and will purchase substantially all loans associated with the two branches.

On the announcement, William L. Hedgepeth, president and CEO of Select Bancorp, said, “It has been our goal for some time to further expand the markets we serve. As part of our strategic planning process and growth philosophy, we make an effort to seek out prime locations and identify and hire outstanding employees. These two locations are a great fit for our bank. We look forward to serving the people of Brunswick and Carteret counties. This is an exciting time for not only Select Bancorp, but for all of our shareholders, customers and communities, as a larger, well-established community bank.”

The Morehead City branch is located at 168 N.C. Highway 24, and the Leland Branch is located at 1101 New Pointe Boulevard. Hedgepeth added, "For us, it's a good fit. We firmly believe these customers will be well served by our bank and we appreciate the opportunity to be their financial partner."

The transaction is subject to state and federal bank regulatory approvals and other customary closing conditions and is expected to close during the 4th quarter of 2015. Select Bank was advised by Raymond James & Associates as financial advisor and Wyrick Robbins Yates & Ponton LLP as legal counsel. Nelson Mullins Riley & Scarborough LLP provided legal counsel to Yadkin Bank on the transaction.

About Select Bancorp, Inc.

Select Bancorp, Inc. is the registered bank holding company of Select Bank and had total consolidated assets of $748.4 million at March 31, 2015. Select Bank has branch offices in these North Carolina communities: Dunn, Burlington, Clinton, Elizabeth City, Fayetteville, Gibsonville, Goldsboro, Greenville, Lillington, Lumberton, Raleigh and Washington.

CAUTION ABOUT FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking information about Select Bancorp, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. In some cases, you can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” “could,” “future” or the negative of those terms or other words of similar meaning. These forward-looking statements include, without limitation, statements relating to the terms and closing of the proposed transaction between Select Bank and Yadkin Bank, the estimated impact of the branch acquisitions on financial results, acceptance by existing branch customers of Select Bank’s products and services, and the opportunities to enhance market share in certain markets. You should carefully read forward-looking statements, including statements that contain these words, because they discuss the future expectations or state other “forward-looking” information about Select Bancorp, Inc. and its subsidiary bank. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, many of which are beyond the parties’ control, including the parties’ ability to consummate the transaction or satisfy the conditions to the completion of the transaction, including the receipt of regulatory approvals required for the transaction on the terms expected, on the anticipated schedule, or at all; the possibility that any of the anticipated benefits of the proposed transaction will not be realized or will not be realized within the expected time period; the effect of the announcement of the transaction on employee and customer relationships at the branches and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in Select Bancorp, Inc.’s SEC filings, including the companies’ periodic reports under the Securities Exchange Act of 1934, as amended, copies of which are available upon request. Select Bancorp, Inc. assumes no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Contact:

Dana Cochran, VP/Marketing Manager

Select Bank & Trust Company

Office: 910-892-7080; Direct: 910-897-3642

Email: danac@SelectBank.com

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